Net Multi-Tenant Office/Laboratory	500 Arsenal St., Watertown, MA
Enanta Pharmaceuticals – Page 1

Exhibit 10.6

LEASE AGREEMENT

This LEASE AGREEMENT (this “Lease”) is made as of this 15th day of April, 2011, between ARE-500 ARSENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and ENANTA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:	500 Arsenal Street, Watertown, Massachusetts.

Premises:	That portion of the Project, containing approximately 24,576 rentable square feet, as determined by the TI Architect (as such term is defined in Exhibit C) in accordance with the BOMA International standard method of floor measurement, as evidenced by an architect’s certificate, and as shown on Exhibit A.

Project:	The real property on which the building (the “Building”) containing the Premises is located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	Lease Year	Per Month	Per Rentable Square Foot

	1	$72,704.00	$35.50

	2	$74,711.04	$36.48

	3	$76,759.04	$37.48

	4	$78,868.48	$38.51

	5	$81,039.36	$39.57

	6	$83,271.68	$40.66

	7	$85,565.44	$41.78

Lease Year:	Each successive period of 12 calendar months during the Term, beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall include the partial month containing the Commencement Date and the following 12 full calendar months, and each of the following Lease Years shall consist of the 12 calendar months following the previous Lease Year, until the end of the Term.

Rentable Area of Premises:	Approximately 24,576 rentable square feet.

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Net Multi-Tenant Office/Laboratory	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 2

Rentable Area of Project:	Approximately 93,516 rentable square feet.

Tenant’s Share of Operating Expenses:	26.28%

Security Deposit:	$436,224.00.

Target Commencement Date:	September 21, 2011.

Rent Commencement Date:	Commencement Date.

Base Term:	Beginning on the Commencement Date and ending 84 months from the first day of the first full month of the Term (as defined in Section 2) hereof.

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
P.O. Box 975383 Dallas, TX 75397-5383	385 East Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary

Tenant’s Notice Address:

500 Arsenal Street

Watertown, MA 02472

Attention: Chief Executive Officer

With a copy to:

Edwards Angell Palmer & Dodge LLP

111 Huntington Avenue

Boston, MA 02199

Attention: Nathaniel S. Gardiner, Esq.

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒	EXHIBIT A – PREMISES DESCRIPTION	☒	EXHIBIT B – DESCRIPTION OF PROJECT
☒	EXHIBIT C – WORK LETTER	☒	EXHIBIT D – COMMENCEMENT DATE
☒	EXHIBIT E – RULES AND REGULATIONS	☒	EXHIBIT F – TENANT’S PERSONAL PROPERTY
☒	EXHIBIT G – NOTIFICATION OF PRESENCE OF ASBESTOS CONTAINING MATERIALS	☒	EXHIBIT H – TENANT’S NAME AND LOGO DESIGN
☒	EXHIBIT I – LOCATION OF STORAGE AREA

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1. Lease of Premises; Amendment of Prior Lease.

(a) Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use.

(b) Amendment to Prior Lease at the Project. Tenant and Landlord are parties to that certain Lease Agreement dated February 5, 2001 (the “Prior Lease”) with respect to certain other premises in the Project (the “Prior Premises”) and the term of which is to expire on September 30, 2011. Tenant shall, within seven (7) days of the date of Delivery of the Premises pursuant to this Lease, surrender the Prior Premises in accordance with the Prior Lease, including without limitation completion of a surrender plan pursuant to such Prior Lease and performance of the requirements of such surrender plan on or before such date; provided, however, that if the Premises are not Delivered pursuant to this Lease on or before September 23, 2011 hereunder, the term of the Prior Lease shall be extended on a day-for-day basis until the date that is seven (7) days after the date of Delivery of the Premises pursuant to this Lease, unless this Lease is terminated pursuant to Section 2 below, in which event the Prior Lease shall terminate on the sixtieth (60th) day after the effective date of termination of this Lease. Tenant shall continue to pay base rent and additional rent pursuant to the Prior Lease, except that notwithstanding anything to the contrary contained in the Prior Lease:

(i) if the date of Delivery of the Premises pursuant to this Lease is the same as the Target Commencement Date or one day after the Target Commencement Date, then base rent and operating expenses under the Prior Lease shall be abated for the remainder of the Base Term under the Prior Lease; or

(ii) if the date of Delivery of the Premises pursuant to this Lease is September 23, 2011 or later, then Tenant shall surrender the Prior Premises in accordance with the Prior Lease as set forth in subparagraph (b) above within seven (7) days after the date of Delivery of the Premises pursuant to this Lease, and (A) from September 23, 2011 through the date of Delivery of the Premises pursuant to this Lease: (I) annual base rent under the Prior Lease shall be the same as the Base Rent as set forth in this Lease (i.e., $72,704.00 per month), (II) Tenant’s percentage share of operating expenses (other than the costs of utilities that are separately metered or submetered pursuant to the Prior Lease) for such period shall be the same as the Percentage Share set forth in this Lease, and (III) the costs of utilities that are separately metered or submetered shall continue to be paid based on actual readings of Tenant usage; and (B) base rent and operating expenses under the Prior Lease shall be abated for the 7-day period following the date of Delivery of the Premises pursuant to this Lease, and the term of the Prior Lease shall terminate at the end of such 7-day period.

Upon request of Landlord, Tenant will execute an amendment to the Prior Lease containing the terms set forth in this paragraph and in form and substance reasonably satisfactory to Tenant.

2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work (as described in the Work Letter attached to this Lease as Exhibit C) Substantially Completed and with Tenant legally entitled to occupy the Premises as evidenced by the signing or initialing by the municipal building inspector of the TI Permit (as such term is defined in Exhibit C) (“Delivery” or “Deliver”). Landlord agrees promptly following Delivery to use commercially reasonable efforts to obtain a Certificate of Occupancy from the Town of Watertown Building Department for the

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Premises and upon receipt will promptly provide a copy to Tenant. If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 60 days of the Target Commencement Date for any reason other than Tenant Delays or delays due to Force Majeure, then Landlord will give Tenant written notice (the “Revised Target Date Notice”) of the revised date on which Landlord expects to Deliver the Premises (the “Revised Target Date”). If the Revised Target Date is not acceptable to Tenant, Tenant may terminate this Lease by notice delivered to Landlord within ten (10) business days after the date of the Revised Target Date Notice. If Tenant does not so elect to terminate this Lease within such 10-business-day period, such right to terminate this Lease shall be waived and this Lease shall remain in full force and effect. If Landlord fails to Deliver the Premises by the date that is twenty (20) days after the Revised Target Date for any reason other than Tenant Delays or delays due to Force Majeure, this Lease may be terminated by Tenant by written notice to Landlord delivered to Landlord within five (5) business days after the end of such 20-day period. If Tenant does not so elect to terminate this Lease within five (5) business days after the end of such 20-day period, such right to terminate this Lease shall be waived and this Lease shall remain in full force and effect. If this Lease is so terminated by Tenant within the applicable time period as set forth in this Section 2: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease due to Tenant’s early access, if any; any such deduction shall not include any Excess TI Costs (as defined in the Work Letter) to the extent that Tenant is entitled to reimbursement of Excess TI Costs pursuant to the Work Letter), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenants’ Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter and the term “Force Majeure” shall have the meaning set forth in Section 34 below.

The “Commencement Date” shall be the date that Landlord Delivers the Premises to Tenant after providing advance written notice to Tenant of such Delivery. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and any Extension Term that Tenant may elect pursuant to Section 39 below. Notwithstanding the foregoing, upon written notice delivered to Landlord no later than nine (9) months prior to the expiration of the fifth (5th) Lease Year and provided Tenant is not in Default (as defined in Section 20 below) under the terms of this Lease, Tenant shall have the one-time right to terminate this Lease effective as of the expiration of the fifth (5th) Lease Year (the “Early Termination Right”), provided that Tenant pays to Landlord simultaneously with the delivery of such written notice to Landlord exercising the Early Termination Right the amount of $1,376,957.89, which is the amount that Landlord and Tenant agree represents the sum of the unamortized portion of the costs (calculated on a simple, no interest, straight line basis) of the Tenant Improvements and brokerage commissions paid by Landlord in connection with this Lease. The Early Termination Right is personal to Enanta Pharmaceuticals, Inc. and shall not be assignable except in connection with a “Permitted Assignment” as defined in Section 22 below.

Except as set forth in the Work Letter, if applicable: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); and (ii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, including the obligation to pay Rent.

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Net Multi-Tenant Office/Laboratory	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 5

Tenant agrees and acknowledges that, except as expressly set forth in Section 7 below with respect to the Premises, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3. Rent.

(a) Base Rent. The Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof from and after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent covenants and obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b) Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4. Intentionally omitted.

5. Operating Expense Payments. Landlord agrees to deliver to Tenant a written estimate of Operating Expenses for the next calendar year by September 10 of each calendar year during the Term, to which Tenant shall have the right to review and comment within ten (10) days. The parties agree to discuss in good faith Tenant’s comments on such written estimate and Landlord shall deliver such written estimate, as the same may be updated, to Tenant by September 30 of each calendar year for the next calendar year (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year based on available actual or reasonably anticipated data and information on Operating Expenses, including without limitation reasonably anticipated real estate taxes and utilities costs. During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the operation of the Project (including, without duplication: maintenance; insurance; utilities not paid separately by Tenant based on meter or submeter readings; Taxes (as defined in Section 9); transportation services serving the Project; the amortized costs of capital repairs, replacements and improvements to the Premises, Building or Project made for the purpose of complying with applicable Legal Requirements first enacted or otherwise made legally applicable to the Project after the Commencement Date and the amortized costs

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of any capital repairs and replacements of the Shared Water Treatment System (as defined in Section 11), in each case amortized over the useful life of such capital items in accordance with generally accepted accounting principles (“GAAP”) and consistent with the useful life of such capital items used in the public financial reporting of Landlord; and the costs of Landlord’s third party property manager in the amount of 2.5% of Base Rent or, if there is no third party property manager and Landlord or its affiliate manages the Project, administration rent for property management in the amount of 2.5% of Base Rent), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b) capital repairs and improvements and all other capital expenditures not otherwise permitted pursuant to this Lease;

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d) depreciation of the Project;

(e) advertising, legal and space planning expenses, leasing commissions, costs of leasehold improvements and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs of utilities outside normal business hours sold to tenants of the Project;

(i) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(j) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(k) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(l) costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

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(m) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(n) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(o) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(p) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(q) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(r) costs incurred in the sale or refinancing of the Project;

(s) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(t) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project; and

(u) any and all reserves for future repairs and replacements;

(v) repairs or replacement necessitated by the gross negligence or willful misconduct of Landlord or its employees or agents;

(w) costs of repairs, maintenance or operation that are allocable to the properties other than the Project in which Landlord or any partner thereof has a direct or indirect interest; and

(x) the cost of design and construction of any additions or reductions to the Building outside of the Premises.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. In addition, by September 1 of each calendar year of the Term, Landlord shall furnish to Tenant a statement showing in reasonable detail: (A) the total and Tenant’s Share of actual Operating Expenses for the first six months of that calendar year, and (B) the total of Tenant’s payments in respect of Operating Expenses for the first six months of that calendar year.

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The Annual Statement shall be final and binding upon Tenant unless Tenant, within forty-five (45) days after Tenant’s receipt of the Annual Statement, contests any item therein by giving Landlord written notice specifying each item contested and the reason for such contest. If, during such 45-day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review.

Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Project had been 95% occupied on average during such year.

If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share and shall be subject to adjustment for changes in the physical size of the Premises or the Project occurring after the date of this Lease. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises, that varies with occupancy or use, or with respect to heating, ventilation and air conditioning electricity or gas that is not separately metered or submetered, that varies with connected load as reasonably determined by Landlord’s engineer. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

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6. Security Deposit. Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth in the Basic Lease Provisions, which Security Deposit shall be either:

(A) in the form of an unconditional and irrevocable letter of credit that (i) is in form and substance satisfactory to Landlord, (ii) names Landlord as beneficiary, (iii) expressly allows Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) is issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) is redeemable by presentation of a sight draft in the state of Landlord’s choice; or

(B) in the form of an amendment to that certain Irrevocably Standby Letter of Credit Number SVBSF002099, issued April 1, 2003 (the “SVB 2003 Letter of Credit”) by Silicon Valley Bank to Landlord as Beneficiary, the form and substance of which amendment is satisfactory to Landlord, and (i) expressly allows Landlord to draw upon the SVB 2003 Letter of Credit at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, and (ii) extends the Expiration Date of the SVB 2003 Letter of Credit through November 30, 2023, provided that if such an amendment to the SVB 2003 Letter of Credit is reasonably approved in advance by Landlord and deposited with Landlord upon execution of this Lease by Tenant, then the parties agree that the Prior Lease is hereby amended so that any Default (as defined in this Lease) pursuant to this Lease shall be a Default (as defined in the Prior Lease) pursuant to the Prior Lease such that Landlord shall be entitled to draw on the SVB 2003 Letter of Credit in the event of a Default by Tenant under this Lease (in addition to the rights of Landlord to draw on the SVB 2003 Letter of Credit pursuant to the Prior Lease), and provided further that if Tenant is not then in Default under the Prior Lease, then following the sixtieth (60th) day after the last day of the term of the Prior Lease, Tenant shall have the right to further amend the SVB 2003 Letter of Credit to reduce the “Amount” set forth in the SVB 2003 Letter of Credit to the amount of the Security Deposit set forth above in the Basic Lease Provisions of this Lease upon Landlord’s prior approval of the form of such further amendment to the SVB 2003 Letter of Credit.

Each of (x) the letter of credit described in clause A of the immediately preceding paragraph, or (y) the amendment to the SVB 2003 Letter of Credit described in clause B of the immediately preceding paragraph, is referred to in this Lease as the “Letter of Credit”).

If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Upon any such use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth in the Basic Lease Provisions. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to

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the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 business days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 60 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7. Use; Abandonment. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance or increase the insurance risk, unless any additional premiums due solely and directly to such use by Tenant are paid by Tenant. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar Legal Requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s particular use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises, reasonable wear and tear excepted, or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Following Tenant’s initial move into the Premises, Tenant shall not place any machinery or equipment weighing 1,000 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Except as may be provided under the Work Letter or Section 11 of this Lease, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, use the Premises in any manner which will require ventilation, air exchange, heating, gas, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord represents and warrants that as of the Commencement Date the Premises comply with all applicable Legal Requirements, including the ADA.

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Landlord shall, as an Operating Expense (to the extent such Legal Requirement first enacted or applicable to the Project after the date of this Lease is generally applicable to similar buildings in the area in which the Project is located and to the extent that costs of making such alterations or modifications are permitted as an Operating Expense pursuant to Section 5) or at Tenant’s expense (to the extent such Legal Requirement whenever enacted is applicable solely by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements, including the ADA. Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements first enacted or applicable to the Premises after the date of this Lease (including, without limitation, compliance of the Premises with the ADA) and to the extent that the Premises are not subject to any grandfathering provisions under the applicable Legal Requirement. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements relating to Tenant’s use of the Premises, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of Tenant’s use of the Premises to comply with any Legal Requirement.

Tenant agrees that it will not abandon the Premises during the Term unless: (i) Tenant provides Landlord with at least fifteen (15) days notice prior to vacating the Premises, (ii) prior to vacating the Premises, Tenant completes Tenant’s obligations with respect to the Surrender Plan in compliance with Section 28, (iii) prior to or at the time of vacating the Premises, Tenant has made reasonable arrangements for the security of the Premises for the period of time that the Premises are vacant and notified Landlord of such arrangements, and (iv) Tenant continues during the balance of the Term to satisfy all of its obligations under the Lease as they come due.

8. Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last full calendar month of the Term, and (B) if Tenant’s holding over following the expiration or earlier termination of the Term exceeds thirty (30) days, Tenant shall thereafter be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant shall operate to extend this Lease, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee, charge, tax or assessment on Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the

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amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Operating Expenses hereunder shall also include the cost of tax monitoring services provided to Landlord with respect to the Project. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10. Parking; Storage; Drainage.

(a) Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project on a pro rata basis in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas of the Project designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Tenant’s pro rata share of such parking spaces shall be no less than 55 parking spaces, unless Tenant uses a portion of the parking area for recycling receptacles, it being understood that any such use shall be subject to applicable Legal Requirements and Landlord’s prior written approval, not to be unreasonably withheld or delayed). Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project. In the event that such parking facilities are becoming crowded, then upon request of Tenant, Landlord will retain a third party to create, implement and enforce a parking management plan, which may include the distribution of stickers that would be required to be displayed on automobiles in order to park in non-visitor spaces in the parking facilities or other access monitoring and control mechanisms as reasonably determined by Landlord. The fees for the services of such third party for such parking management plan shall be paid by Landlord (and not includable in Operating Expenses), and the costs of unreimbursed towing (if any) and the costs incurred in connection with any physical alterations of the parking area or driveways at the Project and any materials, supplies, devices and equipment in connection with such parking management plan, including without limitation stickers and passes, shall be includable in Operating Expenses to the extent permitted under Section 5. Tenant shall not be charged a separate monthly or annual rent or usage charge for the use of such parking spaces during the Base Term and any extension thereof.

(b) To the extent permitted by and subject to all Legal Requirements, Tenant may use that portion of the existing concrete pad located next to the parking lot that is shown on Exhibit I attached hereto as within the 10’ x 13’ area enclosed by the fence labeled “Proposed fence to be 10’ x 13’” and gate labeled “Existing Gate,” within which is depicted the “Microbulk tank” and “meter” (the “Storage Area”) to store Tenant’s liquid nitrogen storage tank and related equipment and supplies. Landlord agrees, subject to applicable Legal Requirements, to install such fencing and gate to surround the Storage Area prior to the Commencement Date. Tenant shall be responsible for all costs and expenses associated with the maintenance and use of the Storage Area. Upon the expiration or earlier termination of the Lease, Tenant shall remove all of its equipment, tanks and supplies from the Storage Area and

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restore the applicable portions of the Storage Area to the condition they were in prior to the date of the Lease, reasonable wear and tear excepted. Tenant hereby acknowledges and agrees that Tenant’s obligations pursuant to Section 30 of this Lease shall include without limitation the Storage Area, and responsibility for compliance with Legal Requirements with respect to the maintenance and use of the Storage Area shall be the sole and exclusive responsibility of the Tenant at Tenant’s sole cost and expense.

(c) As part of Tenant’s business operations, Tenant is required to make certain filings with certain Governmental Authorities, including filings reflecting the location of the storm drains at the Project. Landlord agrees that if the storm drains existing at the Project as of the Commencement Date are moved or altered in any way, Landlord shall provide at least sixty (60) days prior written notice reasonably detailing such change to Tenant and provide Tenant with a plan showing the proposed location of such storm drains. Tenant shall have twenty (20) days to review such plan and provide any reasonable objections to Landlord if such proposed relocation or alteration does not comply with any applicable permit issued to Tenant. If Tenant so objects, Tenant and Landlord will work cooperatively on reasonable measures to address such noncompliance. In addition, Landlord agrees to cooperate with Tenant to provide such non-confidential information related to such storm drains as may be required by applicable Governmental Authorities.

11. Utilities, Services.

Landlord shall provide, subject to the terms of this Section 11, water, electricity, gas, heat, light, power, telephone, sewer, other utilities (including fire sprinklers to the extent the Project is plumbed for such services) and, subject to Tenant’s right to hire its own vendors for refuse and trash collection and janitorial services for the Premises as provided below, collection of non-biological, non-chemical and non-hazardous refuse and trash and janitorial services for the Premises (collectively, “Utilities”). Tenant may elect upon 45 days’ prior written notice to Landlord, to hire its own vendors to maintain and service the mechanical, electrical and plumbing systems and equipment that exclusively serve the Premises; provided, however, that Landlord approves such vendors in advance, such approval not to be unreasonably withheld or delayed, and provided further that, upon request of Landlord at any time and from time to time, Tenant demonstrates to Landlord’s reasonable satisfaction that such mechanical, electrical and plumbing systems and equipment are being maintained in accordance with the manufacturer’s manual and instructions and applicable Legal Requirements. Tenant may elect upon 45 days’ prior written notice to Landlord, to hire its own vendors to provide janitorial services to the Premises, and in such event Tenant shall require such janitorial service provider to place non-biological, non-chemical and non-hazardous refuse and trash in the existing trash compactor serving the Project. Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Landlord may cause any Utilities to be separately submetered or metered or charged directly to Tenant by the provider. If Tenant requests such separate submetering or metering, or if such separate submetering or metering is required by Legal Requirements or regulations or order of a public utility first enacted or applicable to the Premises or Project after the Commencement Date, the cost of such separate submetering or metering shall be paid in full by Tenant, but if Landlord otherwise elects to install such separate submetering or metering after the Commencement Date, the cost shall be paid in full by Landlord and not as an Operating Expense. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord; provided, however, that charges for water usage in the Premises will be allocated based on the Rentable Area of Premises as a share of that portion of the Rentable Area of Building occupied by other tenants, with equitable adjustment by Landlord based on the respective

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intensity of water usage by Tenant and other tenants, and charges for water usage and other expenses of the Shared Water Treatment System (as such term is defined below) will be allocated based on the Rentable Area of Premises as a share of the aggregate rentable areas of the premises of all tenants using the Shared Water Treatment System. No interruption or failure of Utilities, from any cause whatsoever, shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except as otherwise provided in this Lease, the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Notwithstanding the foregoing, if (i) any Utilities are interrupted for more than five (5) consecutive days after written notice of such interruption is received by Landlord from Tenant, and (ii) such interruption is due solely and directly to Landlord’s negligent act or omission (which specifically does not include however, any causes which are a result of Force Majeure, or any failure on the part of a utility provider), and (iii) Landlord has not undertaken to commence within such 5-day period and diligently work to repair or restore the Utilities as soon as is reasonably possible (even though such repair or restoration may take longer than five (5) days), and (iv) as a result of such interruption, any portion or all of the Premises is rendered untenantable, then, upon the occurrence of all of the foregoing items (i) through (iv), Tenant’s payment of any Base Rent due hereunder shall be proportionately reduced or abated based upon the portion of the Premises rendered untenantable until such time as the interruption is remedied.

Landlord agrees to make available to Tenant, in common with other tenants entitled thereto, use of the water treatment system installed by Landlord in the portion of the Common Area shown on Exhibit A as the “RODI Space” (the “Shared Water Treatment System”). Landlord’s sole obligation for providing the Shared Water Treatment System shall be: (i) to provide a water treatment system manufactured by RODI Systems Corporation or a comparable manufacturer with such capacity as exists as of the Commencement Date, and (ii) to contract with a third party to maintain the Shared Water Treatment System as per the manufacturer’s standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with an operational Shared Water Treatment System at all times or to supervise, oversee or confirm that the third party maintaining the Shared Water Treatment System is maintaining the Shared Water Treatment System as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the Shared Water Treatment System when such Shared Water Treatment System is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative water treatment system. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such Shared Water Treatment System will be operational at all times or that a water treatment system will be available to the Premises when needed. In no event shall Landlord be liable to Tenant or any other party for any damages of any type, whether actual or consequential, suffered by Tenant or any such other person in the event that the Shared Water Treatment System or any replacement thereof fails or does not operate sufficiently.

Landlord agrees to make available to Tenant from the emergency generator at the Building an amount of capacity of such emergency generator equal to Tenant’s Share multiplied by the capacity available in excess of the needs of the Building’s life safety systems, provided that Landlord’s obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide an emergency generator with not less than the stated capacity of the emergency generator located in the Building as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators

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or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed. In no event shall Landlord be liable to Tenant or any other party for any damages of any type, whether actual or consequential, suffered by Tenant or any such other person in the event that any emergency generator or back-up power or any replacement thereof fails or does not provide sufficient power.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld or delayed. Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000.00 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. Such Notice-Only Alterations may include tie-ins in the Premises to the existing Building Systems. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, on demand any reasonable third-party, out-of-pocket costs incurred by Landlord for plan review and review and inspection of the construction of Tenant’s Alterations. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) final lien waivers from all contractors and subcontractors who did the work; and (ii) “as built” plans for any such Alteration.

Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property paid for directly by Tenant and not installed as part of Landlord’s Work under the Work Letter and which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant

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during the Term (collectively, “Tenant’s Property”), all property of any kind paid for as part of the Tenant Improvements, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested, or within five (5) business days following Landlord’s receipt of Tenant’s written notice of a Notice-Only Alteration, notify Tenant in writing if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

13. Landlord’s Repairs. Landlord, as an Operating Expense to the extent permitted by Section 5 above, shall maintain all of the structural, exterior, interior walls of the Building outside of the Premises, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good condition and repair, reasonable wear and tear and uninsured losses and damages directly caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Landlord shall also use commercially reasonable efforts to keep the Building (outside of the Premises) and Common Areas free of rodents, insects and pests, provided, however, that the foregoing shall not apply to any animals or insects that may be brought onto the Premises by or for Tenant. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the reasonable judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant two (2) business days advance written notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Written notice under this Section may be given to Tenant by email to Paul Mellett (pmellett@enanta.com) and Marjorie Eiref (meiref@enanta.com) simultaneously, and Landlord agrees to use reasonable efforts to minimize downtime of Building Systems or disruption to Tenant’s operations while such work is being performed. Landlord will work cooperatively with Tenant on the scheduling of planned work provided that the Landlord is not required to have such work performed on weekends, holidays or outside of normal business hours. Tenant shall use commercially reasonable efforts to give Landlord written notice of any repair required by Landlord pursuant to this Section, after which notice Landlord shall have a reasonable opportunity to effect such repair. Tenant shall not be deemed to be in default of its obligations under this Lease if Tenant fails to give Landlord notice of any repair required under this Section 13 (it being understood that written notice and an opportunity for Landlord to cure as set forth below in this Section 13 shall be required in order for Tenant to exercise Tenant’s Self Help Rights (as defined below in this Section 13). Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after

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Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or, except as otherwise expressly provided in this Section 13, to make such repairs at Landlord’s expense, and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

Notwithstanding the foregoing, if Landlord fails to perform a repair required pursuant to this Section 13, and such failure will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Repair”), Tenant shall, as a condition to the exercise of Tenant’s Self Help Rights, give Landlord written notice of such claimed Material Landlord Repair and telephonic notice to Tenant’s principal contact with Landlord. Landlord shall then have five (5) business days to commence the cure of such claimed Material Landlord Repair and shall diligently prosecute such cure to completion. If such claimed Material Landlord Repair is not actually a default by Landlord hereunder, Landlord shall be entitled to recover from Tenant, as Additional Rent, any reasonable costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder. If Landlord fails to commence cure of any claimed Material Landlord Repair as provided above, Tenant may, after written notice to Landlord and Landlord’s failure to commence such repair within two (2) business days of receipt of such notice, commence and prosecute such cure to completion, and shall be entitled to recover the actual and reasonable out-of-pocket costs of such cure (but not any consequential or other damages) from Landlord, to the extent of Landlord’s obligation to cure such claimed Material Landlord Repair hereunder, subject to the terms and conditions of this Lease; provided, however, that Tenant agrees that the performance of such cure will have no adverse impact on the roof, structure or structural elements of the Building, on Building Systems or on other tenants (Tenant’s rights pursuant to this sentence are referred to herein as “Tenant’s Self Help Rights”).

14. Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises (excluding any structural elements, columns or members located within the Premises), including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Tenant shall maintain the Premises free from rodents, insects and other pests as required pursuant to the Rules and Regulations attached hereto as Exhibit E. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 business days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto

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indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord and its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly from the use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further hereby irrevocably waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any third party that is not hired by Landlord.

Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring at the Project (outside of the Premises) to the extent caused by the willful misconduct or gross negligence of Landlord.

17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance, covering the full replacement cost of the Project, including those portions of the Tenant Improvements that do not constitute Tenant’s Property. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which any Mortgagee (as defined in Section 27) requires as a result of Tenant’s specific use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises and an umbrella liability insurance policy in an amount not less than $3,000,000 over the commercial general liability insurance limit. The commercial general liability insurance policy shall name Landlord, its officers, directors, employees and Alexandria Real Estate Equities, Inc. as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class VIII in “Best’s Insurance Guide”; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing

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duplicate or similar coverage shall be deemed excess over Tenant’s policies). In addition, if and when the right of additional insureds or certificate holders to receive such written notification becomes commercially available, such commercial general liability insurance policy shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer. Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured shall be delivered to Landlord by Tenant on or before the Commencement Date and upon each renewal of said insurance and at any time within 5 business days of a written request from Landlord. If Tenant receives or sends a notice of cancelation for nonpayment of premium of such commercial general liability insurance policy, Tenant shall notify Landlord in writing within 5 business days of Tenant’s receipt or sending of such notice of cancellation, a copy of which shall be included in the notice from Tenant. If Tenant operates in more than 2 locations other than the Premises, Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof and any servicer in connection therewith, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Notwithstanding anything to the contrary contained herein, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with the reasonable requirements of Landlord’s lender or as Landlord reasonably determine are required by institutional lenders for tenants engaged in Tenant’s use of the Premises.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”). If the Restoration Period is estimated to exceed ten (10) months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within ten (10) business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the

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Maximum Restoration Period. Unless Landlord or Tenant so elects to terminate this Lease by written notice to the other, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises to the condition of the Premises in which Landlord delivered the Premises (reasonable wear and tear excepted) and with such Installations or Alterations as are required pursuant to Section 12 to remain in the Premises upon surrender, provided that such restoration shall be subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided further, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may elect to terminate this Lease. In either case, each party shall provide by written notice to the other delivered within five (5) business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, if such party elects to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

If this Lease is not terminated as provided in this Section 18, Tenant, at its expense, shall promptly perform, subject to Tenant’s receipt of sufficient insurance proceeds and delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or from obtaining Hazardous Material Clearances, all repairs or restoration to the Premises that Tenant deems necessary or desirable, subject to applicable Legal Requirements and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, Landlord or Tenant may terminate this Lease if the Premises are damaged during the last one (1) year of the Term and either Landlord or Tenant reasonably estimates that it will take more than two (2) months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project, or access thereto, is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided

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above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a substantial default (“Default”) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within three (3) business days of any such notice not more than twice in any twelve (12) month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Tenant or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage, or Tenant shall fail to notify Landlord in writing within the time period required in Section 17 of Tenant’s receipt or sending of a notice of cancellation of the commercial general liability insurance policy for nonpayment of premium and Tenant shall fail to obtain replacement insurance meeting the requirements of Section 17 at least 20 days before the expiration of the current coverage, or Tenant shall fail to provide Landlord with a certificate of insurance as required in Section 17.

(c) Abandonment. Tenant abandons the Premises without complying with the requirements of the last paragraph of Section 7 within the time periods set forth in such last paragraph of Section 7 and fails to commence the cure of such noncompliance within ten (10) days of written notice from Landlord and diligently prosecute such cure to completion within thirty (30) days of such written notice from Landlord, provided, however, that the cure period set forth in this Section 20(c) shall not apply to any failure to pay Rent (for which any applicable cure period is set forth in Section 20(a)).

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within the time period set forth in Section 12 of this Lease.

(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation,

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dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than thirty (30) days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than forty-five (45) days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 7 business days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 3% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c) Remedies. Upon and during the continuance of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving

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Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

(i) This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

(ii) In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises. Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of;

(A) all Base Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid: and

(B) the amount equal to the aggregate of all unpaid Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate of 5% per annum, for loss of the bargain; and

(C) all other damages and expenses (including attorneys’ fees and expenses), if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

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(D) the net proceeds of any re-letting actually received by Landlord and (ii) the amount of damages which Tenant proves could have been avoided had Landlord taken reasonable steps to mitigate its damages.

(iii) Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

(iv) Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

(v) If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words “enter”, “re-enter”, and “re-entry” are not restricted to their technical legal meanings.

(vi) If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be determined that such party was in default, the party in default shall pay to the other all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys’ fees and expenses.

(vii) If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises, and (b) in any other case if such default continues after any applicable cure period provided in Section 21. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.

(viii) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, in the event that Landlord terminates this Lease or if there is a Default relating to any obligations of Tenant under Section 30 or with respect to a Surrender Plan under Section 28, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d), at Tenant’s expense.

(ix) In the event that Tenant is in breach or Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any costs and expenses that Landlord may incur in connection with any such breach or Default, as provided in this Section 21(c). Such

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costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs Landlord shall incur if Landlord shall become or be made a party to any claim or action instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant.

(x) Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50.1% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the provisions of Sections 22(a) and (b) of this Lease, Tenant shall have the right to obtain financing from institutional investors (including venture capital funding and corporate partners), provided that Tenant notifies Landlord in writing of such financing, or undergo a public offering which results in a change in control of Tenant without such change of control constituting an assignment under this Section 22, and:

(i) Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment; and

(ii) Tenant shall have the right to assign this Lease, without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with GAAP (as defined in Section 5)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or

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annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (the assignment and subletting described in Section 22(b)(i) and (ii) are referred to in this Lease as a “Permitted Assignment” and the assignee under a Permitted Assignment is referred to as “Permitted Assignee”). Tenant shall provide Landlord with notice of any such Permitted Assignment, together with a copy of the assignment and assumption agreement within 10 business days of the effective date of such assignment.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet all or a portion of the Premises, other than pursuant to a Permitted Assignment, then at least 15 business days before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 10 business days after receipt of the Assignment Notice:

(i) grant such consent,

(ii) refuse such consent, in its reasonable discretion, to any proposed assignment or subletting (provided that in the case of a proposed sublease Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), or

(iii) if the proposed subletting concerns more than 50% of the Premises and is for the remainder of the Term, terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”).

If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination. If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect. If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice. No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.

Notwithstanding the foregoing, and subject to the provisions of Section 22(f) below, it shall be reasonable for Landlord to withhold its consent to a subletting for any of the following reasons: (1) Landlord determines that the proposed subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed sublease; (2) in Landlord’s judgment, the business reputation of the proposed subtenant is objectionable; (3) Landlord has experienced previous defaults by or is in litigation with the proposed subtenant; (4) Landlord determines that the use of the Premises by the proposed subtenant is controversial or will violate any applicable Legal Requirement; or (5) the subletting is prohibited in writing by Landlord’s lender, if any. Tenant shall reimburse Landlord, within 30 days of

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invoice, for the actual out-of-pocket costs incurred by Landlord in connection with any Assignment Notice and/or its preparation or review of any consent documents, up to One Thousand Five Hundred Dollars ($1,500).

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) copies of any permits and approvals issued to the proposed assignee or sublessee with respect to its then-current location by any Governmental Authority (including without limitation the applicable Fire Department) that relate to the proposed assignee’s or sublessee’s use or storage of any Hazardous Materials. Upon request, the proposed assignee or sublessee shall provide copies of any permits and approvals from Governmental Authorities (including without limitation the Watertown Fire Department), or any applications therefore, related to Hazardous Materials that may be used, generated or stored by the proposed assignee or sublessee in the Premises. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the rent or other consideration paid by a sublessee or assignee exceeds the rental payable under this Lease (excluding, however, any Rent payable under this Section and after first deducting Tenant’s actual and reasonable out-of-pocket brokerage fees, legal costs, free rent required pursuant to such sublease, design or construction fees for leasehold improvements directly related to and required pursuant to such sublease and the costs of any leasehold improvements to the Premises that were paid for directly by Tenant) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 30 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby assigns to Landlord, effective as of the date of any termination of this Lease by Landlord for a Default by Tenant, all rent from any such subletting, and following such termination Landlord as assignee, may collect such rent and apply it toward Tenant’s obligations under this Lease.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee of Tenant from full and primary liability under the Lease or any sublessee from complying with the terms and conditions of this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

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(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the reasonable risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, which notice shall include the proposed form of estoppel certificate, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. Provided that the Holder of any Mortgage (as each such term is defined below) of the Project executes and delivers to Tenant a subordination, non-disturbance and attornment agreement as set forth herein, this Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate

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non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Landlord shall obtain for Tenant from any future Holders of any Mortgage on the Project such Holder’s subordination, non-disturbance agreement in form and substance reasonably acceptable to Tenant. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments, ground leases or other superior leases and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and Landlord and Environ International Corp. (or such other nationally recognized environmental consulting firm retained by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed) shall have access at the Premises during regular business hours to all of Tenant’s files and records relating to Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises; provided, however, that Tenant may redact confidential information of Tenant and shall not be required to give Landlord access to confidential information of Tenant that may be contained in such files as long as, in either case, Tenant provides Landlord with access to non-confidential files containing the same information relating to Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises as is contained in such redacted or confidential information. Such access shall be subject to the applicable requirements of Section 32. Such Surrender Plan shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall make available to Landlord or its consultant at the Premises during regular business hours such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall reasonably request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be reasonably necessary for Tenant to deliver the Premises, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

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If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, and such failure continues beyond ten (10) days after Landlord provides written notice of such failure to Tenant, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment,

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remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises. Notwithstanding anything to the contrary contained in this Section 30(a), the indemnification and hold harmless obligation set forth in this paragraph shall not apply to contamination in the Premises that Tenant can show to Landlord’s reasonable satisfaction was caused solely by Landlord or any of Landlord’s employees, agents and contractors or existed in the Premises prior to the Commencement Date, except in any case to the extent Tenant and/or any of the Tenant Parties have exacerbated or contributed to such contamination. In addition, with respect to Hazardous Materials on the Project but outside of the Premises, if a release of Hazardous Materials by another tenant of the Project (“Other Tenant”) or by any of such tenant’s agents, employees, invitees or contractors (together with any Other Tenant, collectively, “Other Tenant Parties”; individually, an “Other Tenant Party”) is alleged to be a violation of Environmental Requirements herein, Landlord shall cause such release to be evaluated by a qualified third party environmental professional to determine whether Tenant or an Other Tenant Party is the cause of the release or violation, and Landlord and Tenant shall have recourse only to the Other Tenant or Other Tenant Party and Tenant shall have no responsibility for such release or violation to the extent such Other Tenant or Other Tenant Party is the cause of the release or other violation, as determined by such evaluation. Tenant agrees to cooperate with such third party environmental professional in its efforts to determine the cause of the release or violation, provided that such cooperation shall not require the disclosure of confidential information of Tenant unless Tenant and such third party environmental professional sign a mutually acceptable confidentiality agreement.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date all permits and approvals issued by any Governmental Authority, including without limitation the Watertown Fire Department, that relate to Hazardous Materials and any applications for such permits or approvals. Upon request, Tenant shall provide copies of any permits and approvals related to any Hazardous Materials that may be used, generated or stored by Tenant in the Premises. Tenant shall also allow Landlord and its Environmental Consultant access to the Premises in order to inspect Tenant’s files and records with respect to filings Tenant has made with Governmental Authorities, including without limitation the Watertown Fire Department, with respect to Hazardous Materials used, generated or stored at the Premises, which access shall be subject to the applicable requirements of Section 32. Tenant is not required, however to provide Landlord with any portion(s) of such permits, approvals or filings containing information of a proprietary nature which, in and of itself does not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such

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predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project of greater than a de minimis quantity has occurred as a result of Tenant’s use. Tenant shall be required to pay the reasonable, out-of-pocket cost of such annual test of the Premises, which cost shall not exceed Two Thousand Five Hundred Dollars ($2,500.00) annually; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. Landlord shall provide to Tenant a copy of all reports resulting from tests paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Also without representation or warranty and subject to Tenant’s obligation to keep same confidential, Landlord shall provide Tenant with a copy of the audit report entitled “Memorandum: Limited Tenant Exit Audit for Acusphere, Inc.” dated April 22, 2009 by Environ International Corp. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f) Tenant’s Obligations. Tenant’s obligations under this Section 30 that arise during the Term of this Lease shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

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(g) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

(h) Asbestos.

(i) Notification of Asbestos. Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the Premises in the locations identified in Exhibit G.

(ii) Tenant Acknowledgement. Tenant hereby acknowledges receipt of the notification in paragraph (i) of this Section 30 and understand that the purpose of such notification is to make Tenant, and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the Building in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

/s/ PJM	Tenant’s Initials

(iii) Acknowledgement from Contractors/Employees. Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the Premises, and before soliciting bids from any person to perform such services. Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities. Thereafter, Tenant shall grant Landlord reasonable access to the Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities. Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit G prior to the commencement of such activities. Nothing in this Section 30 shall be deemed to expand Tenant’s rights under the Lease or otherwise to conduct, authorize or permit any such activities.

(A) Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

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(B) Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

(C) Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than two (2) business days advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose, provided that Landlord and Landlord’s representatives shall comply with Tenant’s reasonable security and safety procedures upon entry to the Premises and use diligent efforts to keep confidential all proprietary and confidential information observed during such entry to the Premises. Landlord or Landlord’s representatives shall contact Tenant’s Operation Manager upon arrival to the Premises. Tenant shall at all times have the right to accompany Landlord and its agents, representatives, contractors and guests while the same are in the Premises. Landlord may erect a suitable sign on the Project, outside of or on the exterior of the Building, stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely

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responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Neither Landlord nor Tenant shall be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”). Notwithstanding the foregoing, financial difficulty of Landlord or Tenant shall not be deemed to be Force Majeure and Force Majeure shall not apply to any obligation to pay money hereunder.

35. Brokers; Entire Agreement, Amendment. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Colliers International and Jones Lang Lasalle, to whom a commission in amount agreed by Landlord and such brokers shall be paid by Landlord pursuant to a separate agreement. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. This Lease constitutes the entire agreement between Landlord and Tenant pertaining to the lease of the Premises and supersedes all other agreements, whether oral or written, pertaining to the lease of the Premises, and no other agreements with respect thereto shall be effective. Any amendments or modifications of this Lease shall be in writing and signed by both Landlord and Tenant, and any other attempted amendment or modification of this Lease shall be void.

36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

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37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) coat or otherwise sunscreen the interior or exterior of any windows, or (iii) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, except for signs within the Premises as may be required by applicable Legal Requirements. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s reasonable discretion: (a) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, provided that the color of such curtains, blinds, shades or screens visible from the exterior of the Building is uniform with Landlord’s standard window coverings, or (b) place any bottles, parcels, or other articles on the window sills of the Building. In addition to being subject to the prior written consent of Landlord as provided in this Section 38, all Tenant signage on the exterior of the Project or visible from the exterior of the Building shall be subject to applicable Legal Requirements, and, except for signs installed as part of Landlord’s Work, Tenant shall be solely responsible at its sole cost and expense for obtaining all permits and approvals as may be required for such signage pursuant to applicable Legal Requirements. Interior signs on doors at entrances to the Premises from the Common Areas and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants. Notwithstanding the foregoing, as part of the construction of Tenant Improvements, Landlord will provide and install such signs containing the name of Tenant and its logo as shown on Exhibit H at the main entrance of the Building and on the Building’s existing exterior monument sign along Arsenal Street, or a reasonably comparable replacement monument sign, as shown on the TI Construction Documents approved by Landlord (“Tenant’s Identification Signs”), provided that Tenant’s rights to such main entrance signage and monument sign shall be in common with one other tenant entitled thereto. The size, appearance, materials and manner of affixing such Tenant’s Identification Signs shall be consistent with other tenant signage at the Building.

39. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Rights. Tenant shall have one (1) right (the “Extension Right”) to extend the term of this Lease for five (5) years (the “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise the Extension Right at least nine (9) months prior, and no earlier than twelve (12) months prior, to the expiration of the Base Term of the Lease. Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the then market rental rate for space for both laboratory and office use in the

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Watertown, Lexington and Waltham, Massachusetts market (the “Surrounding Area Market”), which space is of comparable location, age, quality and level of finish as the Premises, as such Market Rate is determined by Landlord and agreed to by Tenant. If, on or before the date which is 210 days prior to the expiration of the Base Term of this Lease Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during such subsequent Extension Term after negotiating in good faith, Tenant may, by written notice delivered to Landlord not later than 200 days prior to the expiration of the Base Term of this Lease, elect arbitration as described below in this Section 39. If Tenant does not elect such arbitration, Tenant shall be deemed to have waived any right to extend, or further extend, the Term of the Lease and the Extension Right shall terminate.

(b) Arbitration.

(i) Within 10 days of Tenant’s notice to Landlord of its election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment to this Lease recognizing the Market Rate and escalations for the Extension Term.

(c) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and life sciences real estate in the Surrounding Area Market, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of office and life sciences space in the Surrounding Area Market, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

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(d) Right Personal. The Extension Right is personal to Tenant and any Permitted Assignee and not otherwise assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(e) Exceptions. Notwithstanding anything set forth above to the contrary, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default of its obligation to pay Rent under this Lease 4 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(iii) if Tenant or a Permitted Assignee is not in occupancy of at least 51% of the entire Premises demised hereunder both at the time of the exercise of such Extension Right and at the time of the commencement date of any such Extension Term.

(f) No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(g) Termination. The Extension Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

40. Rooftop Equipment. Subject to the terms and conditions of this Section 40, Tenant shall have the non-exclusive right, in common with others entitled thereto, to install at locations on the roof of the Building immediately above the Premises (or such other locations as may be reasonably agreed to in writing by Landlord and Tenant), antennae, satellite dishes, heating, ventilation and air conditioning equipment and other equipment for Tenant’s own use at the Premises, provided that Tenant shall submit detailed specifications for such equipment and its installation to Landlord prior to commencement of any installation work and Landlord gives its prior written approval of all applicable equipment and installation specifications and the precise location of each piece of equipment, such approval not to be unreasonably withheld, conditioned or delayed. Any such rooftop equipment shall: (a) be installed, if at all, in a good and workmanlike manner by Tenant at Tenant’s sole cost and expense, (b) be subject to the requirements of all applicable Legal Requirements and otherwise subject to the terms and conditions of this Lease, (c) not interfere in any way with base building systems or equipment, adversely affect the structural integrity of the Building or adversely impact the roof, roof membrane or any roof warranty in any manner, (d) not interfere with or cause a nuisance to any third parties, including without limitation other tenants of the Building, and (e) prior to the expiration or earlier termination of this Lease, at Tenant’s sole cost and expense, be removed by Tenant, which removal shall include the restoration of the roof to its condition prior to such installation, ordinary wear and tear excepted. If any permits or approvals are required from any Governmental Authorities for such rooftop equipment or its

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use or installation, Tenant shall obtain such permits and approvals at its sole cost and expense, provided that Tenant will obtain Landlord’s prior written consent to the filing of applications with any Governmental Authorities and submit such applications therefor reasonably in advance of such filing.

41. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Financial Information. Upon Landlord’s request, Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, and (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term; and Tenant shall make other arrangements reasonably acceptable to Landlord for periodic communication of Tenant’s financial condition and business prospects. In the event that Tenant offers its stock to the public and becomes a publicly traded company, Tenant’s filings with the Securities and Exchange Commission shall be deemed to be in lieu of the requirements of this Section 40(c).

(d) Recordation. Neither this Lease nor any copy thereof shall be filed by or on behalf of Tenant in any public record, except that a copy of this Lease may be filed by Tenant as required under securities laws. If requested by Tenant, Landlord agrees to execute and deliver to Tenant a memorandum of lease setting forth the information listed in M.G.L. c. 183, Section 4, which memorandum of lease shall be prepared by Tenant and subject to the review and approval of Landlord.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed

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reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j) OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with, and shall at all times during the Term of this Lease remain in compliance with, the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(m) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

[ Signatures on next page ]

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Net Multi-Tenant Office/Laboratory	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 41

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

ENANTA PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Paul J. Mellett
Its:	Chief Financial Officer

LANDLORD:

ARE-500 ARSENAL STREET, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Eric S. Johnson
		Its:	Vice President Real Estate Legal Affairs

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Description of Premises	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

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Description of Project	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

The land in Watertown, Middlesex County, Massachusetts, being Parcel A and Parcel C on a plan entitled “Plan of Land in Watertown, Mass.” dated April 1, 1977, prepared by Bradford Saivetz & Assoc., Inc., Engineers-Architects, recorded with Middlesex County (Southern District) Registry of Deeds, in Book 13181, Page 435.

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Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated April 15, 2011 (this “Work Letter”) is attached to and made part of the Lease Agreement dated April 15, 2011 (the “Lease”) by and between ARE-500 ARESENAL STREET, LLC, a Delaware limited liability company (“Landlord”), and Enanta Pharmaceuticals, Inc., a Delaware corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Paul Mellett (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b) Landlord’s Authorized Representative. Landlord designates Joe Maguire, Jeff McComish and Tom Andrews (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, (ii) Olson Lewis Dioli & Doktor Architects and Planners Incorporated shall be the architect (the “TI Architect”) for the Tenant Improvements, and (iii) The Richmond Group shall be the general contractor for the Tenant Improvements.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Project of a fixed and permanent nature as shown on: (i) the preliminary floor plan entitled “Proposed Plan, A2.1,” by the TI Architect, dated April 15, 2011, Progress Permit Set April 15, 2011, (ii) the drawing entitled “Proposed Equipment Plan, A2.2,” by the TI Architect, dated April 15, 2011, Progress Permit Set April 15, 2011, and (iii) the matrix entitled “Enanta – Equipment Utility Matrix,” dated April 13, 2011, and (iv) the specifications entitled “Architectural Finishes,” “HVAC” dated April 6, 2011, “Plumbing” dated April 6, 2011, “Electrical” dated April 5, 2011, and “Fire Protection,” copies of which are attached to this Work Letter as Attachment #1 (collectively, the “TI Design Drawings”).

(b) Not later than 10 business days after the date of this Lease, Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. In addition to providing a copy of the Project Budget in accordance with Section 5(a) below, Landlord will identify to Tenant any long lead-time items other than those listed on Attachment #2 to this Work Letter. Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same;

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provided, however, that Tenant may not disapprove any matter that is consistent with the TI Design Drawings without submitting a Change Request. Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments, but Tenant’s review rights pursuant to the foregoing sentence shall not delay the design or construction schedule for the Tenant Improvements. Any disputes in connection with such comments shall be resolved in accordance with Section 2(c) hereof. Except for any design or specification contained in the TI Construction Drawings that is not consistent with the TI Design Drawings, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request. Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below); provided that, if material modification is required in connection with issuance of the TI Permit, Landlord will notify Tenant in writing and the parties will work cooperatively to agree on mutually acceptable and reasonable modifications as may be necessary to meet such requirements. The cost of such modifications shall be borne by Landlord to the extent that the modifications arise from compliance of the TI Construction Drawings with applicable Legal Requirements, and shall be a Change Request, the cost of which shall be an Excess TI Cost (as defined in Section 5(a) below) payable by Tenant to the extent that such modifications arise from particular design, material or specification requirements of Tenant. Other than Landlord’s Work (as defined in Section 3(a) below), Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(c) Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be finalized and approved not later than April 4, 2011 in order for the Landlord’s Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease). Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant in excess of the cost of the resolution proposed by Landlord be payable by Tenant, and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building Systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of Landlord’s Work.

(a) Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of constructing the Tenant Improvements. Notwithstanding anything to the contrary, Landlord’s Work shall not include installation of any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements. As more particularly set forth in Section 12 of the Lease, all property of any kind paid for by Landlord as part of or in connection with the performance of Landlord’s Work under this Work Letter shall be and remain the property of Landlord, and Tenant shall not be obligated to remove such property of Landlord upon expiration or termination of the Lease.

(b) Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings. The cost of obtaining the TI Permit shall be payable by Landlord. Tenant shall cooperate with Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) actually increase the cost of constructing Landlord’s Work beyond the amounts shown on the Project Budget (as defined in Section 5(a) below) and such terms and conditions apply to Tenant’s particular requirements or use, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

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Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 3

(c) Completion of Landlord’s Work. On or before the Target Commencement Date (subject to Tenant Delays (as defined in Section 3(f) below) and delays arising from Force Majeure events), Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations (as defined below) and normal “punch list” items of a non-material nature that do not interfere with Tenant’s reasonable ability to commence operations in the Premises (collectively, “Substantial Completion” or “Substantially Complete”). Landlord shall use commercially reasonable efforts, subject to Force Majeure and any limitations imposed by Tenant on access, to complete the “punch list” items within forty-five (45) days of Substantial Completion, and to complete such “punch list” items in a manner that does not materially interfere with Tenant’s use of the Premises. Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

(d) Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings, the option will be selected at Landlord’s sole discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in its sole discretion, unless the manufacturer of an item of equipment is not listed on the Equipment Matrix included in the TI Construction Drawings, in which event Landlord and Tenant will consult on the selection of manufacturer. If the selection of the manufacturer requested by Tenant results in an increase in the Project Budget, such increase shall be processed as a Change Request, the cost of which shall be an Excess TI Cost payable by Tenant.

(e) Delivery of the Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e), Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have three hundred fifty (350) days after the Commencement Date of the Lease within which to notify Landlord of any such Construction Defect, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within thirty (30) days thereafter, subject to Force Majeure and any Tenant Delays (as defined in Section 3(f)). Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s diligent efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall continue to use reasonable efforts to cause the responsible contractor to remedy such Construction Defect.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f) Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlord’s Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i) Tenant’s Representative was not available during regular business hours on business days to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

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Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 4

(ii) Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

(iii) Construction of any Change Requests;

(iv) Tenant’s request for materials, finishes or installations requiring unusually long lead times;

(v) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi) Tenant’s delay in providing information critical to the normal progression of the Project. Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any written or emailed request for such information from Landlord;

(vii) Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below); or

(viii) Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been completed but for such Tenant Delay and such certified date shall be the date of Delivery.

4. Changes. Any changes requested by Tenant to the Tenant Improvements as shown on the TI Construction Drawings shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within seven (7) business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall, before proceeding with any Change, have the right to review and approve or disapprove such Change Request, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed, and if Landlord so approves, Landlord shall use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid by Tenant to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within five (5) business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially

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Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 5

Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b) Implementation of Changes. If Tenant: (i) approves in writing the cost and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Changes Costs (as defined in Section 5(a) of this Work Letter), Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

(c) Changes Approved as of Date of Work Letter. As of the date of this Work Letter, Landlord has approved the Changes listed on Attachment #3 attached to and made a part of this Work Letter (the “Initial Changes”). All costs incurred by Landlord, which are set forth on Attachment #3, in connection with designing, procuring, installing and construction the Initial Changes, including without limitation all design modifications associated therewith, shall be Changes Costs, and accordingly paid by Tenant as Excess TI Costs in the manner set forth in Section 5 of this Work Letter.

5. Costs of Changes and Tenant Delays.

(a) Project Budget; Excess Costs. Landlord shall provide Tenant a copy of the budget for Landlord’s Work (the “Project Budget”) based upon the TI Construction Drawings when such TI Construction Drawings are approved. Landlord shall have no obligation to bear any portion of the costs of any Tenant Delay or Changes, including without limitation costs of review of any Change Request, architectural and engineering fees and the costs associated with any delays resulting from a Change Request (“Changes Costs”). All of the costs of any Tenant Delay and Changes Costs (such costs of any Tenant Delay and Changes Costs are referred to herein collectively as the “Excess TI Costs”) shall be borne by Tenant, and Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 100% of the then current Excess TI Costs. If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. In the event that Tenant terminates this Lease pursuant to Section 2 if Landlord fails to Deliver the Premises by the dates set forth in, or determined pursuant to, Section 2, as such dates may be extended for any Force Majeure events and Tenant Delays, Landlord will reimburse Tenant for Excess TI Costs actually paid by Tenant.

6. Tenant Access.

(a) Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building (i) 30 days prior to the Commencement Date to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.

(b) No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall materially interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.

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Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 6

(c) No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) Notices. Any notices required to be given under this Work Letter are subject to the applicable notice requirements of the Lease, and for the purposes of this Work Letter only, may also be given by electronic mail to Tenant’s Representative and Marjorie Eiref simultaneously at both of the following email addresses: pmellett@enanta.com and meiref@enanta.com; or to Landlord’s Representative at any two of the following email addresses simultaneously: jmaguire@labspace.com, jmccomish@labspace.com and tandrews@labspace.com.

[Remainder of page intentionally left blank; Attachment #1, Attachment #2 and Attachment #3 to Work Letter follow]

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Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 7

Attachment #1 to Work Letter

(Attachment #1 begins on next page)

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Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 8

[Schematics]

[Equipment Utility Matrix]

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Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

ARCHITECTURAL

FINISHES

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 2

Enanta Pharmaceuticals Interior Improvements

ARE— 500 Arsenal St, Watertown, MA

ARCHITECTURAL — BASIS OF DESIGN

A.	Interior Finishes shall include the following:

1.	Flooring and Base

a)	Troweled-on epoxy flooring with integral 6” cove base

b)	Sheet Vinyl w/integral flash cove base & zinc top cap

c)	Vinyl Composition Tile, 12x12x1/8” w/vinyl cove base (25% Pattern)

d)	Carpet w/vinyl straight base (20% Pattern)

e)	Ceramic Floor Tile and base

2.	Walls

a)	Latex painted gypsum wall board.

b)	Epoxy painted gypsum wall board.

c)	Ceramic wall tile

d)	FRP panels, (wet areas)

3.	Ceilings

a)	Suspended vinyl faced tile w/std 15/16” metal grid

b)	Suspended standard acoustical tile w/std 15/16” metal grid. Lay-in at labs

c)	Suspended tegular acoustic tile

d)	Latex painted gypsum wall board.

e)	Epoxy painted gypsum wall board.

B.	Interior Partitions

1.	Base building Demising and Mechanical Rooms partitions shall be constructed to minimize noise and vibration:

a)	6”-8” wall width, two rows offset metal studs

b)	Un-faced fiberglass batt sound attenuation

c)	Gypsum wall board 1 layer each side

2.	Conference Rooms & Office #11:

a)	4” metal studs, full height

b)	Un-faced fiberglass batt sound attenuation

c)	Gypsum wall board 1 layer each side

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 3

C.	Doors and Hardware shall include the following:

1.	Doors and Frames

a)	Hollow metal flush doors with painted finish.

b)	Seamless doors at Vivarium areas

c)	Wood flush doors, w/natural stain finish

d)	Hollow metal frame with painted finish.

2.	Door Hardware

a)	Cylindrical lock and passage sets.

b)	Heavy duty hinges.

c)	Closers.

d)	Steel kick plates.

e)	Door stops & silencers

3.	Interior glazing

a)	Clear tempered glass vision kits for interior doors.

b)	Clear tempered glass for interior windows.

D.	Casework shall include the following:

1.	Wood base cabinets and wall shelving

a)	New, Maple Finish

2.	Metal base cabinets and wail shelving

a)	Existing metal casework from East building to be re-used in Vivarium, and lab support spaces

b)	Existing metal casework to be re-painted

3.	Chemical Fume Hoods

a)	New 8’ bench-type w/storage cabinets below

b)	New 8’ walk-in type

c)	Relocated 10’ custom enclosure (provided by Tenant)

d)	Selected hoods from existing East building will be re-used

4.	Epoxy Resin work surfaces & 4” back/side splash.

5.	Phenolic Resin Re-agent shelving on adjustable metal spine/support.

6.	Phenolic Resin wall shelving on adjustable metal standards.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 4

E.	Lighting

1.	Vivarium

a)	2x4 lensed gasketed recessed fluorescent fixtures, T8 or T5 Lamps

b)	Lighting control: 12hr on/off timer in holding rooms

2.	Laboratory & Support Areas

a)	2x4 lensed lay-in recessed fluorescent fixtures, T8 or T5 Lamps

3.	Offices & Support

a)	2x2 direct/indirect “basket” lay-in recessed fixtures, T8 or T6 Lamps

b)	Compact fluorescent, dimmable, 6” recessed downlights & wall washers. Lighting control at conference rooms.

c)	Pendant mounted decorative accent lighting at select areas

d)	Wall mounted linear fixture at selected corridor(s).

F.	Specialties shall include the following:

1.	Window treatment

a)	Building std. vertical blinds, adjustable

2.	Wall protection (Vivarium)

a)	Plastic / FRP corner guards.

b)	Plastic / FRP wall rails.

3.	Signage

a)	Room nameplates base building rooms per code req’ts.

4.	Double tier vented metal lockers.

5.	Lab coat hooks.

G.	Vivarium - Interior Finishes

1.	Holding & Procedure Rooms

a)	Flooring and Base

(i)	Troweled-on epoxy flooring with Integral 6” cove base

b)	Walls

(i)	Epoxy painted gypsum wall board, w/selected walls painted in accent color(s).

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 5

c)	Ceilings

(i)	Epoxy painted gypsum wall board (Holding).

(ii)	Suspended vinyl faced tile w/std 15/15” metal grid (Proc.).

d)	Doors and Frames

(i)	Seamless hollow metal flush doors with painted finish.

(ii)	Hollow metal frame with painted finish.

2.	Corridors & Air-Locks

a)	Flooring and Base

(i)	Troweled-on epoxy flooring with integral 6” cove base

b)	Walls

(i)	Epoxy painted gypsum wall board.

c)	Ceilings

(i)	Suspended vinyl faced tile w/std 15/16” metal grid

d)	Wall protection

(i)	Plastic / FRP corner guards.

(ii)	Plastic / FRP wall rail(s).

3.	Cagewash Rooms

a)	Flooring and Bade

(i)	Troweled-on epoxy flooring with integral 6” cove base

b)	Walls

(i)	Epoxy painted gypsum wall board.

(ii)	Glass fiber “FRP” wall covering at wet walls

c)	Ceilings

(i)	Epoxy painted gypsum wall board.

d)	Doors

(i)	“Eliason” double-acting hinged swinging doors

4.	Storage, Equipment & Support Spaces

a)	Flooring and Base
(i)	Troweled-on epoxy flooring with integral 6” cove base

b)	Walls
(i)	Latex painted gypsum wall board.

c)	Ceilings
(i)	Suspended vinyl faced tile w/std 15/16” metal grid

d)	Doors and Frames

(i)	Hollow metal flush doors with painted finish.

(ii)	Hollow metal frame with painted finish.

H.	Laboratories - Interior Finishes

1.	Laboratories

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 6

a)	Flooring and Base

(i)	Vinyl Composition Tile, 12x12x1/8” w/vinyl cove base (25% accent)

b)	Walls

(i)	Epoxy painted gypsum wall board, w/selected walls painted in accent color(s).

c)	Ceilings

(i)	Suspended standard acoustical tile w/std 15/16” metal grid. Lay-in at labs

d)	Doors and Frames’

(i)	Hollow metal flush doors with painted finish.

(ii)	24” x 30” vision light

(iii)	Hollow metal frame with painted finish.

e)	interior Glazing

(i)	Clear Tempered Safety Glass

(ii)	Hollow metal frame with painted finish.

2.	Storage, Equipment & Support Spaces

a)	Flooring and Base

(i)	Vinyl Composition Tile, 12x12x1/8” w/viny/ cove base

(ii)	Troweled-on epoxy flooring with integral 6” cove base (Glasswash)

b)	Walls

(i)	Latex painted gypsum wall board.

c)	Ceilings

(i)	Suspended standard acoustical tile w/std 15/16” metal grid

d)	Doors and Frames

(i)	Hollow metal flush doors with painted finish.

(ii)	Hollow metal frame with painted finish.

I.	Mechanical Rooms

1.	Mechanical Rooms

a)	Flooring and Base

(i)	Painted-on epoxy flooring with Integral 6” vertical base

b)	Walls

(i)	Latex painted gypsum wall board.

(ii)	Acoustic sound attenuation fiberglass batts

c)	Ceilings

(i)	Exposed building structure

(ii)	Suspended standard acoustical tile w/std 15/16” metal grid

d)	Doors and Frames

(i)	Hollow metal flush doors with painted finish.

(ii)	Hollow metal frame with painted finish.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 7

J.	Office Areas - Interior Finishes

1.	Offices & Conference Rooms

a)	Flooring and Base

(i)	Carpet w/straight vinyl base.

(ii)	Accent color/pattern at conference rooms.

b)	Walls

(i)	Latex painted gypsum wall board.

c)	Ceilings

(i)	Suspended standard acoustical tile w/std 15/16” metal grid

d)	Doors and Frames

(i)	Stain-Grade Maple flush wood with natural stain finish

(ii)	Full vision light

(iii)	Hollow metal frame with painted finish.

e)	Interior Glazing.

(i)	Clear Tempered Safety Glass, clear silicone butt-seams

(ii)	GWB openings with recessed aluminum channel & gaskets at top and bottom (at floor slab)

2.	Storage, Copy/Print Stations

a)	Flooring and Base

(i)	Vinyl Composition Tile, 12x12x1/8” w/vinyl cove base (Storage)

(ii)	Carpet w/straight vinyl base, (Copy/Print)

b)	Walls

(i)	Latex painted gypsum wall board.

c)	Ceilings

(i)	Suspended standard acoustical tile w/std 15/16” metal grid

d)	Doors and Frames

(i)	Stain-Grade Maple flush wood with natural stain finish

(ii)	Hollow metal frame with painted finish.

e)	Millwork

(i)	Stain-Grade Maple flush wood base and wall cabinets, with natural stain finish

(ii)	Stain-Grade Maple wood shelving with natural stain finish, on adjustable metal wall standards.

(iii)	Solid Surface “Corian” Countertops at wet areas

(iv)	Plastic Laminate countertops with solid maple wood trim at non-wet areas.

(v)	Satin brushed-finish pulls, concealed hardware

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 8

STRUCTURAL — BASIS OF DESIGN

A. Structural support, in the existing structural floor slab, of up to twelve (12) small pits for waste ejector pumps.

B. Housekeeping pads for (RO)DI and reject skid, process chiller, domestic and nonpotable water heaters, humidifier (ACF), air compressor (NMR).

C. Framing for approximately four (4) existing and/or new skylights over office areas.

HVAC

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 2

500 Arsenal St Base Building & Tenant BOD

A.	Design Criteria

1.	Outdoor Design Criteria

a)	Summer

91 degrees Fahrenheit design dry bulb

73 degrees Fahrenheit design wet bulb

b)	Winter

0 degrees Fahrenheit design dry bulb

2.	Indoor Design Criteria (Future Tenants)

a)	Office and support areas

(i)	Summer

74 degrees Fahrenheit design dry bulb (+/-3 degrees)

(ii)	Winter

70 degrees Fahrenheit design dry bulb (+/- 3 degrees)

b)	Laboratory areas

(i)	Summer

72 degrees F design dry bulb (+/- 2 degrees)

(ii)	Winter

70 degrees F design dry bulb (+/- 2 degrees)

c)	Animal Areas

(i)	Summer

72 degrees F design dry bulb (+/- 2 degrees)

(ii)	Winter

72 degrees F design dry bulb (+/- 2 degrees)

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 3

3.	Humidity

a)	Office Areas & Support Areas

(i)	Summer

55% RH +/- 15%

(ii)	Winter

No added humidity

b)	Lab Areas

(i)	Summer

50% RH +/- 15%

(ii)	Winter

No added humidity

c)	Animal holding rooms

(i)	Summer

50% RH +/- 10%

(ii)	Winter

50% RH +/- 10%

Clean and Dirty Wash rooms no control

4.	Ventilation Criteria

Air Allocation Summary

	Cooling & Ventilation Air totals	Lab Make-Up Air allocation	Office & support air available	Lab / Animal / & Lab Support Sq. Ft. oa/cfm/sf	AH Allocations
Enenta Approx 24,000 sf	48,400 cfm 2 cfm / sf	41,400 CFM	11,000 CFM	12,000 Sq. Ft. 3.1 CFM/sf labs	Existing AH 3, & 4, One new 25K cfm AH

a)	Office Areas, Support Areas

(i)	Office and support areas will be provided with a minimum of 20 CFM per person.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 4

b)	Laboratory Areas

(i)	Lab areas will be provided with a minimum of eight to ten outside air changes/hour. The actual air change rate may be higher where additional make-up air is required for hood exhaust or to meet design cooling loads. All laboratory areas will be provided with a once thru design. Re-circulation will not be permitted.

c)	Animal Areas

(i)	Animal areas will be provided with a minimum of 15 outside air changes/hour in holding rooms and procedure rooms. 8-10 ACH in corridors and clean storage areas.

(ii)	A back up dx system is offered as an alternate

d)	Toilet rooms

(i)	a minimum exhaust rate of 75 cfm per fixture

5.	Space Pressurization Criteria

a)	The facility will be maintained at a slight positive pressure with respect to atmosphere to minimize uncontrolled infiltration.

b)	Office areas will be maintained at a higher positive pressure than surrounding laboratories.

c)	Laboratory areas will be maintained at a negative pressure relative to surrounding spaces including offices and corridors.

d)	Animal areas will be maintained at a negative pressure relative to surrounding areas.

6.	Space Filtration Criteria

a)	Lab and animal area’s supply air shall have 30% efficient Pre-filters and 85% cartridge filters.

b)	Tissue culture and animal areas shall be equipped with terminal hope filters.

c)	Office area rtu’s filter with 30% extended surface filters

7.	Building System Components

a)	Chilled Water System

(i)	(1) 170 ton new air cooled liquid chiller to connect to one new 25,000 cfm make up air handler. The chilled water system will be designed for a 42 degree supply water temperature and 54 degree return water temperature. Chilled water is designed to service new and existing air handlers only.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 5

(ii)	Process chilled water will be addressed based on tenant speciflo as need basis with small Nes Lab style chillers.

b)	Chilled Water Pumps

(i)	Primary and stand-by pumps will provide for redundancy on both chiller pumping systems

c)	Out door Make-Up Air Handling Units

(i)	One new AH-6 make up air unit 25,000 cfm and five existing make up air handlers shall service future chemistry lab areas

d)	Constant volume rooftop units

(i)	New and existing gas heat electric cooling rooftop units will continue to service the office areas. (Please see attached preliminary zoning plan).

e)	Boilers

(i)	New indoor modulating 8000 MBH 85% efficiency PK gas fired boilers shall be used to provide pre heat and re heat to air handlers and hw coils.

(ii)	Existing roof top boilers shall be demolished and disposed of.

f)	Hot Water Pumps

(i)	(1) Primary hot water pump for each boiler module

(ii)	Primary and Stand-by 100% redundancy Secondary hot water pumps to service hw pre heats and re heat coils.

g)	Exhaust Fans

(i)	Centrifugal exhaust fans operate at 2.5 To 3.5” S.P. (backward inclined, spark resistant, herisite coated, and vibration isolators).

(ii)	Velocity cones are sized at 3,000 FPM.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 6

(iii)	New Twin 25,000 cfm variable volume high plume exhaust fans to match new AH 6

h)	Humidification

(i)	self generating packaged humidifiers utilizing ultra sorb (manifold type wands) for fast absorption 18”

(ii)	Humidifiers can utilize RO or DI water.

i)	Controls

(i)	Johnson Controls Direct Digital System

The base building will match ARE Standards controlled via a Johnson Controls, Network Automation Engine (NAE) to provide monitoring and control, alarm and event management.

j)	general tenant Separation Criteria Enanta and Envivo:

(i)	Each tenant above is served by a common house boiler plant and hot water piping system to all air handlers and all re heat coils.
(ii)	Each tenant above is served by the 210 ton common house chiller plant and chilled water piping system servicing the following AH’S

•	Enanta AH-3 & AH- 4

•	Envivo AH-1, AH2, AH5

(iii)	Air handlers and rooftop units will be dedicated to each tenant

(iv)	Exhaust fans shall be dedicated to each tenant

(v)	Humidifiers will be dedicated to each tenant

(vi)	supplemental cooling units (spilt systems it rooms or equipment rooms ) shall be dedicated to each tenant

(vii)	New 170 ton chiller, pump package, and associated 25,000 cfm Air handler shall be dedicated to Enanta chemistry and biology areas.

(viii)	Dedicated backup dx systems offered for animal holding rooms.

PLUMBING

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 2

500 Arsenal Street

Base Building Basis of Design	Enanta Fit-up
Watertown, MA

SECTION 15400- Plumbing / Utility Piping - Basis of Design

A.	General:

Base Building:

1.	All plumbing systems will be designed in conformance with the Massachusetts Plumbing Code ( CMR: 248) and related ANSI standards.

2.	All utility generation and fuel gas distribution systems will conform with applicable NFPA guidelines and good engineering practice.

3.	Cross-connection control will be installed In conformance with Massachusetts Department of Environmental Protection requirements (CMR: 310 Section 22.22), and the City of Watertown water authority.

4.	Tepid water generation and distribution will be governed by ANSI Standard Z 358.1, and OSHA recommendations.

5.	Domestic water, Natural Gas, Sanitary sewer, and Storm sewer will be coordinated with the existing site utilities.

6.	Plumbing fixture type and materials of construction will be consistent with the Alexandria Real Estate base building standards.

7.	Fixture counts and utility use points will be based on: (1) Equipment matrix; (2) Architectural layout; (3) Mass. Code; (4) Current applicable OSHA and ANSI requirements.

B.	Site Utilities:

Base Building:

1.	Domestic water will be provided by the existing 4” ductile iron water service located within the loading dock mechanical room.

2.	Natural gas will be coordinated with the gas supplier. It is currently fed from the adjacent tenant space as (1) 4” main. The bulk of the gas load is HVAC equipment, which is a shared utility cost, so there will only be one house system for two tenant spaces.

3.	Connections will be made to the existing sanitary sewer as required based on the new tenant floor plans.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 3

4.	Storm sewer is exiting throughout the buildings. The new addition will be coordinated with the new site drawings to accommodate new roof drains. The new storm sewer will exit the building along “DD” column line.

C.	Water systems:

Base Building:

1.	Domestic water metering is existing to remain and will be utilized as a common utility to serve the two tenant bathroom cores, domestic fixtures, and common boiler room make-up, and house tepid water system.

2.	All domestic water is currently protected thru containment back-flow preventors. Additional backflow preventors will be added as needed for HVAC equipment, and irrigation needs. These BFP’s will be located in the common loading dock water room, and in the mechanical room as close to the equipment they serve as is practical. Heights and drainage requirements will be coordinated with CRM 310 22.00 requirements.

3.	Potable water will be distributed to all domestic plumbing fixtures and appliances.

4.	Tepid water will be provided as a base building utility for distribution by each tenant to emergency showers and eyewashes. An 11/2” supply and return header will be run from the mechanical room and stubbed into each tenants space. Domestic Tepid water will be generated by gas fired equipment in conjunction with the domestic hot water. Distribution, system design, and fixtures will be in conformance with applicable OSHA and ANSI requirements.

5.	Piping will be Type L copper with wrot copper fittings, 2 piece ball valves, and soft-soldered joints.

Enanta Fit-up:

1.	Domestic hot water (110 degrees F) will be generated through gas fired equipment by each tenant. Re-circulation will be provided as required by code.

2.	Non-potable water will be distributed to all laboratory and manufacturing fixtures or equipment requiring make-up per the equipment matrix. Non-potable hot water (140 degrees F), will be generated through gas fired equipment by each tenant Recirculation will be provided as required by code.

3.	Piping will be Type L copper with wrot copper fittings, 2 piece ball valves, and soft-soldered joints.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 4

D.	Sanitary waste and vent system:

1.	Sanitary waste will be collected from all domestic fixtures and floor drains and terminate into the building sewer.

2.	Inverts will be coordinated with site conditions and other drainage systems. Gravity flow will be utilized. Pumped discharges where required will be installed and maintained be each tenant.

3.	Piping will be service weight cast iron pipe and fittings with gasketed joint for underground use, and no-hub cast iron pipe and fittings with Mass code approved couplings. Fixture trap arms will be copper with drainage pattern fittings.

E.	Laboratory waste and vent system:

Base Building: No Scope

Enanta Fit-up:

1.	Enanta will utilize the existing pH Neutralization system. System startup, chemicals, and re-calibration costs will be included in the tenant scope of work

2.	The existing 4” waste header will be utilized in the Emanta fit-up scope of work.

3.	Waste collection piping will be schedule 40 polypropylene with drainage pattern fittings and fusion joints.

4.	All waste streams are assumed to require pumping due to the existing structural slab constraints.

5.	Waste streams requiring treatment for separation of metals, solvents, or RDNA waste streams are not included in the basis of design.

F.	Natural Gas:

Base Building:

1.	Coordination with gas supplier for equipment loads, available pressure, and design pressure. We have based our design on 8”w.c. delivery pressure to the mechanical equipment. Main Distribution piping will be @ .5 PSI.

2.	Distribution to all HVAC Boilers, Humidifiers, and Hot water heaters.

3.	All piping will conform to CMR: 248, NFPA 54, and ANSI Z 223.1.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 5

4.	Distribution piping will be: 3” and larger: schedule 40 carbon steel pipe and fitting with butt weld Joints. 21/2” and smaller: schedule 40 carbon steel pipe with black malleable threaded fittings.

G.	Compressed Air System:

Base Building: No scope.

Envivo Fit-up:

1.	Equipment selection:

•	Duplex 3 HP Rotary Scroll, sized per connected load

•	80 Gallon Vertical Receiver.

•	Oil Free

•	Vibration isolation

•	Refrigerant dryers

2.	Distribution to all utility use points per the equipment matrix.

3.	Isolation per lab or suite grouping,

4.	Distribute at 80 P.S.1.

5.	Use point loading is based on 1.0 scfm/drop 35% diversity, Manufacturing loads will be calculated from owner equipment information.

6.	Distribution Piping will be Type L ACRcleaned and capped copper with wrot copper fittings. Ball valves will be 3 piece full port. Joints will be brazed under Nitrogen Purge.

H.	Vacuum System:

Base Building: No scope.

Enanta Fit-Up: No scope (local by Enanta)

I.	Bulk Nitrogen Piping: (Gaseous)

Base Building:

Planned re-use of the existing N2 Pad. (Coordinate with gas vendor). (TRG)

Enanta: Existing Bulk system by gas vendor (Enanta)

J.	Liquid Nitrogen Piping:

Base Branding: No Scope.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 6

Enanta Fit-up: (TBD)

K.	Specialty Gas System Piping: (NOTE *** Excludes Hydrogen)

Base Building: No Scope.

Emanta Fit-Up: CO2 Gas, N2 Gas

1.	Source will be connection to a bulk system, furnished and Installed by the gas vendor.

2.	Distribution to all use points per the equipment matrix.

3.	Isolation by lab or suite grouping.

4.	Distribution piping be Type L ACR cleaned and capped copper with wrot copper fittings, Ball valves will be 3 piece full port. Joints will be brazed under Nitrogen purge.

L.	PURE Water System:

Base Building: Re-Use of the existing RODI system, configured to meet new tenant loads.

1.	DI System will be provided for Lab fixtures and equipment per the matrix.

2.	System will be capable of generating XXX Gallons per day of CAP/NCCLS Type I Laboratory water quality specifications. Storage will be a XXX gallon storage tank,

Enanta Fit-up:

3.	DI System distribution will be provided for Lab fixtures and equipment per the matrix

4.	Distribution loop will be 1” and capable of delivering XX gpm to the connected load.

5.	DI distribution shall be schedule 40 Polypropylene with fusion joints and true-union ball valves at service and use points.

6.	Reject water system and distribution (if required), to be determined from load requirements.

7.	RODI distribution shall be schedule 40 Polypropylene with fusion joints and true-union ball valves at service and use points.

8.	Reject water system and distribution (if required), to be determined from load requirements.

ELECTRICAL

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 2

Electrical Systems

The following design criteria will be utilized for the design of the electrical systems.

A.	Incoming Utility Service: (Existing)

1.	High Voltage 13,800 volts (primary), via two existing pad mount transformers, to existing switchboards.

2.	Reuse of the existing secondary services (800 amp end 1200 amp), 480 volt, 3 phase, 4 wire, routed underground to the existing main electrical room.

B.	Utilization Voltages

1.	208/120V, 3 phase, 4 wire.

a)	Receptacle circuits,

b)	Process equipment (NIC).

c)	Miscellaneous HVAC pumps and fans. (Less than 1/2 horsepower).

d)	120 volt lighting systems (as required).

e)	Miscellaneous facility loads.

2.	480/277V, 3 phase, 4 wire.

a)	Process equipment (NIC).

b)	Miscellaneous HVAC, pumps, and fans 1/2 horse power and greater.

c)	Electric heater.

d)	Building mechanical equipment

e)	Building lighting.

C.	Distribution System Capacities and Circuit Arrangements

Base Building

1.	480/277 volts supplied from the existing pad mount to the existing 800 amp switchboard. The 1,200 amp switchboard will be reviewed to determine need for a replacement pending final design and load calculations.

2.	The common HVAC systems will be reconfigured to be served from the switchboards. The existing central chiller and boiler plant will remain under landlord control and utility usage.

3.	The electrical distribution will serve power for tenant usage to existing and new panels and transformers based on the current design proposal. Electronic check metering will be installed to monitor tenant usage for lighting, power and tenant specific HVAC usage.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 3

4.	Main electric room must have access for landlord use and tenants.

Enanta

1.	480/277 volts supplied from the existing 800 amp and/or 1,200 amp switchboards.

2.	Tenant specific HVAC, lighting and power systems will be connected to tenant panelboards and/or the base building switchboards.

3.	Electronic check metering will be installed to monitor tenant usage for lighting, power and tenant specific HVAC usage.

4.	Distribution panels and transformer will be located in a new electric closet with sub-feed panels located flush mounted in walls located in corridors.

D.	Power Equipment

1.	Main service is existing to remain.

2.	All new panel boards will be bolt on breakers and hinged covers.

3.	Starters, contactors and VFD’s will be provided by the trade supplying the equipment for installation and wiring by the electrical contractor.

E.	Lighting

Base Building

1.	Fixtures will be reused where possible, new fixtures will augment the existing layout. All new fixtures and ballasts will incorporate the latest state of the art equipment.

2.	Corridors will be 2X4/2X2 parabolic fixtures, Where possible existing fixtures will be cleaned and reinstalled based on the new layout, new fixtures will be used to augment existing fixtures.

3.	Night lighting will be provided.

4.	Mechanical areas will be strip lighting.

5.	New lighting control will be provided to meet the Massachusetts energy code.

6.	Foot-candle requirements will be as follows:

Corridors/Lobby:	25 to 30 foot-candles using parabolic fixtures
Mechanical Spaces:	25 to 30 foot-candles using strip fluorescents

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 4

Enanta

1.	Fixtures will be reused where possible, new fixtures will augment the existing layout. Ali new fixtures and ballasts will incorporate the latest state of the art equipment.

2.	Clean room or moisture resistant fixtures will be used where appropriate.

3.	Lab areas will incorporate recessed lensed fixtures.

4.	Animal rooms will utilize triple gasketed lensed fixtures.

5.	Office areas will be 2X4/2X2 parabolic fixtures. Where possible existing fixtures will be cleaned and reinstalled based on the new layout, new fixtures will be used to augment existing fixtures. Lab areas to be 2x4/2x2 and/or 1x4 lensed fluorescent fixtures.

6.	Night lighting will be provided.

7.	Mechanical areas will be strip lighting.

8.	New lighting control will be provided to meet the Massachusetts energy code.

9.	Foot-candle requirements will be as follows:

Labs:	75 to 80 foot-candles using lensed fixtures
Animal rooms	75 to 80 foot-candies (pending tenant review)

lensed fixtures

Offices:	55 to 60 foot-candles using parabolic fixtures
Mechanical Spaces:	26 to 30 foot-candles using strip fluorescents

Note: Open office areas are assumed to have 50% wall reflectivity and measurements will be made prior to Installation of low partitions.

F.	Emergency Lighting

1.	This will be provided via self-contained exit/emergency lighting units with battery backup. The levels will be designed per code to supplement the existing units.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 5

G.	Standby Generator (Existing)

Base Building

1.	An existing 230kW standby diesel generator with a self-contained tank will provide power for selected base building equipment and future tenant loads such as HVAC. -80° freezers, refrigerators, certain outlets, and designated equipment from the equipment list.

2.	Existing 277/480 volts supplied to the transfer switch via the generator and switchboard.

Enanta

1.	A 150 amp, 277/480 volt panel Is anticipated to be provided pending final design. A 120/208 volt panel to be sized based on tenant equipment matrix will be provided.

2.	Electronic check metering will be installed to monitor tenant usage.

H.	Grounding

1.	Service ground is existing.

2.	Special grounding will be provided as required for Tele/Data Systems, special owner electronics systems.

I.	Uninterruptible Power Supply Systems (not included).

J.	Communications

1.	Detection Systems.

a)	The existing addressable fire alarm system will be used with all code required initiating and notification devices being reused. New devices will be provided where required.

b)	Gas Detection Systems.

Enanta An O2 system will be installed at the NMR room.

c)	Access Systems.

Base Building —The existing card access readers will be relocated and configured to selected core doors by the owner.

Enanta — Provided by tenant Security intrusion detection systems (NIC),

d)	Alarm monitoring (NIC)

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 6

2.	Low Voltage, and Alarm Systems.

a)	Voice/Data Systems (NIC),

b)	Public address and music systems (NIC),

c)	MATV television systems (NIC),

d)	CCTV system (NIC),

e)	Duress system (NIC),

f)	Door position monitor system (NIC).

g)	Interlock system for doors (NIC)

K.	Controls

1.	Electrical systems control (NIC).

2.	Lighting, control system (NIC)

3.	Environmental systems control via DDC system provided by the mechanical contractor.

4.	Instrumentation (NIC).

L.	Electric resistance Heating

1.	Electric radiant heaters will be wired (only).

2.	Heat trace wiring (NIC).

M.	Testing (for new equipment only)

1.	Electrical testing for new equipment.

2.	Electrical system start up/commissioning,

3.	Demonstration of electrical equipment.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

FIRE PROTECTION

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 2

The building will be fully sprinkled to the state building codes (NFPA) based upon Ordinary hazard group two for lab areas and Light hazard for office areas. Any tenant needs, which exceed Ordinary hazard group two, will be addressed on an individual basis.

A.	System Design

Base Building, Enanta

1.	Wet System

a)	The sprinkler spacing will be a maximum of 225 square feet in office areas and 130 square feet in labs.

b)	Sprinkler pipe sizing will be determined by the Hydraulic Calculation method. Office areas will be calculated for a design density of .10 gallons per minute over the most remote 1500 square feet. Lab areas will be calculated for a design density of .20 gallons per minute over the most remote 1500 square feet. The hose demand and safety cushion to be determined by NFPA.

B.	Water Supply

Base Building, Enanta

1.	The sprinkler system will be fed from en existing oily main with an adequate pressure and flow

C.	Special Hazard Areas

Enanta

1.	Chemical storage rooms / Solvent rooms

a)	Will require en extra hazard system if the contents are high hazard.

b)	FM 200 System If the contents of the room react adversely with water

2.	Cold rooms

a)	Wet system with dry pendant or dry sidewall heeds.

3.	High temp areas

a)	Boiler rooms, glass wash rooms, cage wash rooms

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 3

4.	Valve and equipment tags

a)	All new valves and equipment shall receive comprehensive tagging and documentation.

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

Attachment #2 to Work Letter

Long Lead-time Items

1.	HVAC Equipment (time periods starting on April 12, 2011):

a.	AHU’s/RTU’s: 10-12 weeks

b.	Humidifiers: 8-10 weeks

c.	Chiller: 10-12 weeks

d.	Boilers: 6-8 weeks

e.	Pumps: 6-8 weeks

f.	Lab Exhaust fans: 8-10 weeks

2.	Plumbing Equipment (time periods starting on April 12, 2011):

a.	Process chiller: 8-10 weeks

b.	Ejectors/fixtures & trim: 6-8 weeks

3.	Electrical Equipment:

a.	ACF Lighting: 6-8 weeks starting on April 12, 2011

4.	Architectural/Lab Equipment

a.	Lab casework and fume hoods: 10 weeks starting on April 20, 2011 for both

b.	Lab equipment (time periods starting April 20, 2011):

i.	ACF Cage washer: 12 weeks

ii.	ACF Autoclave: 10 weeks starting

iii.	Lab Autoclave: 10 weeks

iv.	Lab Glasswasher: 9 weeks

Work Letter	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 2

Attachment #3 to Work Letter

Initial Changes

Furnish and install added doors	$21,320.00

Increase in glazing scope	$14,445.00

Added sheet vinyl flooring scope	$5,913.00

RODI upgrade	$39,500.00

Added restroom upgrades	$46,200.00

TOTAL	$127,378.00

Acknowledgment of Commencement Date	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this          day of             , 20     between ARE-500 Arsenal Street, LLC, a Delaware limited liability company (“Landlord”), and Enanta Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated as of             , 20     (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is             , 20    , the Rent Commencement Date is             , 20     and the termination date of the Base Term of the Lease shall be midnight on             , 20    . In case of a conflict between this Acknowledgment of Commencement Date and the Lease, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

ENANTA PHARMACEUTICALS, INC., a Delaware corporation

By:
Its:

LANDLORD:

ARE-500 ARSENAL STREET, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By:
Its:

Rules and Regulations	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

EXHIBIT E TO LEASE

RULES AND REGULATIONS

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Except as may be expressly permitted in the Lease, and subject to and in accordance with the terms and conditions of the Lease, Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled or except as may otherwise be agreed between Landlord and Tenant in writing, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Except as may otherwise be agreed between Landlord and Tenant in writing, Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

© All rights reserved – Alexandria Real Estate Equities 2001

CONFIDENTIAL – DO NOT COPY OR DISTRIBUTE

Rules and Regulations	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 2

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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Tenant’s Personal Property	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None, except for:

1.	NMR Varian Unity Innova 500 including controller and computer; and

2.	Powerex 5-horsepower compressor with air holding tank

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Notification of the Presence of Asbestos Containing Materials	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

EXHIBIT G TO LEASE

NOTIFICATION OF THE PRESENCE OF ASBESTOS CONTAINING MATERIALS

This notification provides certain information about asbestos within or about the Premises at 500 Arsenal Street, Watertown, MA (“Building”).

Historically, asbestos was commonly used in building products used in the construction of buildings across the country. Asbestos-containing building products were used because they are fire-resistant and provide good noise and temperature insulation. Because of their prevalence, asbestos-containing materials, or ACMs, are still sometimes found in buildings today.

An asbestos survey of the Building conducted in June 2000 determined that ACMs and/or materials that might contain asbestos, referred to as presumed asbestos-containing materials or PACMs, were present within or about the Premises. The ACMs were abated during subsequent renovations with the exception of PACMs at the following location(s) in or about the Premises:

Material Description	Material Location
Roofing materials (assumed to contain asbestos; not sampled to avoid damage)	Throughout roof

The materials described above were generally observed in good condition and may be managed in place. Because ACMs and PACMs are present or may continue to be present within or about the Building, we have hired an independent environmental consulting firm to prepare an operations and maintenance program (“O&M Program”). The O&M Program is designed to minimize the potential of any harmful asbestos exposure to any person within or about the Building. The O&M Program includes a description of work methods to be taken in order to maintain any ACMs or PACMs within or about the Building in good condition and to prevent any significant disturbance of such ACMs or PACMs. Appropriate personnel receive regular periodic training on how to properly administer the O&M Program.

The O&M Program describes the risks associated with asbestos exposure and how to prevent such exposure through appropriate work practices. ACMs and PACMs generally are not thought to be a threat to human health unless asbestos fibers are released into the air and inhaled. This does not typically occur unless (1) the ACMs are in a deteriorating condition, or (2) the ACMs have been significantly disturbed (such as through abrasive cleaning, or maintenance or renovation activities). If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis or cancer) increases. However, measures to minimize exposure, and consequently minimize the accumulation of asbestos fibers, reduce the risks of adverse health effects.

The O&M Program describes a number of activities that should be avoided in order to prevent a release of asbestos fibers. In particular, you should be aware that some of the activities which may present a health risk include moving, drilling, boring, or otherwise disturbing ACMs. Consequently, such activities should not be attempted by any person not qualified to handle ACMs.

The O&M Program is available for review during regular business hours at Landlord’s office located at 700 Technology Square, Suite 302, Cambridge, MA 02139.

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Tenant’s Name and Logo Design	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

EXHIBIT H TO LEASE

Tenant’s Name and Logo Design

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Location of Storage Area	500 Arsenal St., Watertown, MA Enanta Pharmaceuticals – Page 1

EXHIBIT I TO LEASE

Location of Storage Area

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